UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007 (February 9, 2007)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On February 9, 2007, The Hertz Corporation (“Hertz”) entered into an amendment (the “Term Loan Amendment”) to its term loan facility (the “Term Loan Facility”), which is governed by a credit agreement with Deutsche Bank AG, New York Branch as administrative agent and collateral agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent, and certain lenders party thereto from time to time.  The Term Loan Amendment, which became effective on February 9, 2007 after receipt of the consent of the necessary lenders, was entered into by Hertz; by Deutsche Bank AG, New York Branch, as administrative agent; and by the consenting lenders.  Hertz Equipment Rental Corporation, Brae Holding Corp., Hertz Investors, Inc., Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc. and Smartz Vehicle Rental Corporation, as Guarantors, each consented to the Term Loan Amendment.

The Term Loan Amendment was entered into for the purpose of (i) lowering the pricing on the Term Loan Facility by 50 basis points from the pricing previously in effect, and revising financial ratio requirements for specific pricing levels; (ii) eliminating certain mandatory prepayment requirements; (iii) increasing the amounts of certain other types of indebtedness that Hertz and its subsidiaries may incur outside of the Term Loan Facility; (iv) permitting certain additional asset dispositions and sale and leaseback transactions; and (v) effecting certain technical and administrative changes to the Term Loan Facility.

On February 15, 2007, Hertz and its wholly-owned subsidiaries, Hertz Equipment Rental Corporation, Matthews Equipment Limited and Western Shut-Down (1995) Limited (collectively, the “ABL Borrowers”), entered into an amendment (the “ABL Amendment”) to their asset-based loan facility (the “ABL Facility”), which is governed by a credit agreement with Deutsche Bank AG, New York Branch as administrative agent and collateral agent, Deutsche Bank AG, Canada Branch as Canadian Agent and Canadian collateral agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent and lenders party thereto from time to time. The ABL Amendment, which became effective on February 15, 2007 after receipt of the consent of the necessary lenders, was entered into by the ABL Borrowers; by Deutsche Bank AG, New York Branch and Deutsche Bank AG, Canada Branch, as administrative agent and Canadian agent, respectively; and by the consenting lenders.  Brae Holding Corp., Hertz Investors, Inc., Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc. and Smartz Vehicle Rental Corporation, as Guarantors, each consented to the ABL Amendment.

The ABL Amendment was entered into for the purpose of (i) lowering the pricing on the ABL Facility by 25 basis points from the pricing previously in effect, and revising financial ratio requirements for specific pricing levels; (ii) increasing the availability under the ABL Facility from $1.6 billion to $1.8 billion; (iii) extending the term of the commitments under the ABL Facility to February 15, 2012; (iv) increasing the amounts of certain other types of indebtedness that the borrowers and their subsidiaries may incur outside of the ABL Facility; (iv) permitting certain additional asset dispositions and sale and leaseback transactions; and (v) effecting certain technical and administrative changes to the ABL Facility.

In connection with the ABL Amendment, Hertz paid to the administrative agent:  (i) for the account of each consenting existing lender, an amendment fee equal to 0.075% of such lender’s commitments in effect immediately before the ABL Amendment’s effective date; (ii) for the account of any existing lenders making additional commitments pursuant to the ABL Amendment, a commitment fee equal to 0.10% of such additional commitment; and (iii) for the account of any new lenders unrelated to existing lenders, a commitment fee equal to 0.15% of such new lenders’ commitments pursuant to the ABL Amendment.

Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which have acted as documentation agent for and lenders under both the Term Loan Facility and the ABL Facility and received certain fees in connection with the Term Loan Amendment and ABL Amendment, are affiliates of the investment funds associated with or designated by Merrill Lynch Global Private Equity that collectively hold approximately 23.5% of the outstanding common stock of Hertz Global Holdings, Inc., Hertz’s parent company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President
and Chief Financial Officer

Date:  February 15, 2007